Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 4 dated as of March 4, 2011 (this “Amendment”), to the Credit Agreement dated as of December 1, 2006, as amended and restated as of February 19, 2010 (as amended through the date hereof, the “Credit Agreement”), among FREESCALE SEMICONDUCTOR, INC., a Delaware corporation (the “Borrower”), FREESCALE SEMICONDUCTOR HOLDINGS V, INC. (formerly known as Freescale Acquisition Holdings Corp.), a Delaware corporation (“Holdings”), FREESCALE SEMICONDUCTOR HOLDINGS IV, LTD. (formerly known as Freescale Holdings (Bermuda) IV, Ltd.), a Bermuda exempted limited liability company (“Foreign Holdings”), FREESCALE SEMICONDUCTOR HOLDINGS III, LTD. (formerly known as Freescale Holdings (Bermuda) III, Ltd.), a Bermuda exempted limited liability company (“Parent”), the LENDERS (as defined in Article I of the Credit Agreement) from time to time party thereto and CITIBANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

A. The Lenders have extended and have agreed to continue to extend credit to the Borrower under the Credit Agreement.

B. In connection with the initial public offering of common shares of Freescale Semiconductor Holdings I, Ltd. (the “Initial Public Offering”), the Loan Parties have requested that the Lenders agree to amend the Credit Agreement to, among other things, provide for a new revolving credit facility (the “New Revolving Credit Facility”) in an aggregate amount of up to $500,000,000.

C. The Lenders agree to amend the Credit Agreement in the manner and subject to the terms and conditions set forth herein.

Accordingly, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. Capitalized terms used but not defined in this Amendment have the meanings assigned thereto in the Credit Agreement. The provisions of Section 1.02 of the Credit Agreement are hereby incorporated by reference herein mutatis mutandis. As used herein, the term “Replacement Credit Facility Effectiveness Agreement” means a replacement credit facility effectiveness agreement substantially in the form of Exhibit A hereto.

SECTION 2. General Amendments to the Credit Agreement. Effective as of the Amendment No. 4 Effective Date (as defined below): (a) Section 1.01 of the Credit Agreement is hereby amended by adding the following terms in proper alphabetical order:

“Amendment No. 4” means Amendment No. 4 dated as of March 4, 2011, to this Agreement.

“Amendment No. 4 Effective Date” has the meaning set forth in Amendment No. 4.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended version or successor provision that is substantively identical), and any regulations promulgated thereunder or administrative interpretations thereof.

“Initial Public Offering” means the initial public offering of common shares of Freescale Semiconductor Holdings I, Ltd.

“Permitted Refinancing Indebtedness” means Indebtedness incurred pursuant to any Permitted Refinancing.

“Revolving Credit Facility Amendment Effective Date” has the meaning set forth in Amendment No. 4.

(b) Section 1.01 of the Credit Agreement is hereby further amended by amending the definition of “Available Amount” by (i) inserting the words “, not less than $0,” immediately after the words “an amount” therein, (ii) replacing the words “Closing Date” in clause (a) thereof with the words “Amendment No. 4 Effective Date”, (iii) replacing “Section 7.12(a)(iv)(2)(C)” therein with “Section 7.12(a)(iv)(C)” and (iv) replacing the words “on prior to the Reference Date” therein with the words “on or prior to the Reference Date (excluding, for the avoidance of doubt, the Investment, Restricted Payment or payment pursuant to Section 7.12(a)(iv)(C), as applicable, in respect of which Available Amount is being calculated)”.

(c) Section 1.01 of the Credit Agreement is hereby further amended by amending paragraph (b) of the definition of “Change of Control” by inserting the words “(or any Permitted Refinancing of any of the foregoing so long as such Permitted Refinancing has an aggregate outstanding principal amount in excess of the Threshold Amount)” immediately after the words “Threshold Amount” therein.

(d) Section 1.01 of the Credit Agreement is hereby further amended by amending the definition of “Loan Documents” by (i) inserting the words “, (ix) Amendment No. 4,” immediately after the words “Amendment Agreement” therein and (ii) replacing “(ix)” therein with “(x)”.

(e) Section 1.01 of the Credit Agreement is hereby further amended by amending clause (ii)(D) of the definition of “Net Cash Proceeds” by (i) deleting the words “adjustment in respect of” immediately before “(x)” therein and reinserting such words immediately following “(x)” therein and (ii) deleting the word “against” immediately before the words “any indemnification obligations” therein.

(f) Section 1.01 of the Credit Agreement is hereby further amended by amending the definition of “Permitted Refinancing” by (i) deleting the word “and” immediately prior to “(f)” therein and (ii) inserting the words “and (g) in the case of any Permitted Refinancing in respect of Indebtedness under any High Yield Notes, such Permitted Refinancing Indebtedness shall not be required to be incurred substantially contemporaneously with the related refinancing of such High Yield Notes; provided that any portion of the Net Cash Proceeds of such Permitted Refinancing Indebtedness that is not applied to the repayment or prepayment of such High Yield Notes within 45 days following the incurrence of such Permitted Refinancing Indebtedness shall not constitute Permitted Refinancing Indebtedness in respect of such High Yield Notes; provided further that any portion of the Net Cash Proceeds not so applied that is applied within such 45-day period to make an optional prepayment of Term Loans pursuant to Section 2.05(a) shall be deemed to be Permitted Refinancing Indebtedness.”

(g) Article II of the Credit Agreement is hereby amended by inserting the following new Section 2.16 and Section 2.17 at the end thereof:

“SECTION 2.16. Loan Modifications. (a) The Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all Lenders of one or more Classes of Loans and/or Commitments (each Class and/or Commitment subject to such a Loan Modification Offer, an “Affected Class”) to make one or more Permitted Amendments (as defined in paragraph (c) below) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days nor more than 30 Business Days after the date of such notice, unless otherwise agreed by the Administrative Agent). Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of the applicable Affected Class.

(b) The Borrower and each Accepting Lender shall execute and deliver to the Administrative Agent a loan modification agreement (each, a “Loan Modification Agreement”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced by such Loan Modification Agreement and only with respect to the Loans and Commitments of the Accepting Lenders of the Affected Class (including any amendments necessary to treat the Loans of the Accepting Lenders of the Affected Class as a class of Loans). Notwithstanding the foregoing, no Permitted Amendment shall become effective unless the Administrative Agent, to the extent reasonably requested by the Administrative Agent, shall have received legal opinions, board resolutions, officer’s certificates and other documentation reasonably requested by it consistent with those delivered on the Closing Date.

(c) “Permitted Amendments” shall be any or all of the following: (i) an extension of the final maturity date of the applicable Loans and/or Commitments of the Accepting Lenders, (ii) a reduction, elimination or other deferral of the scheduled amortization of the applicable Loans of the Accepting Lenders, (iii) a change in the Applicable Rate with respect to the applicable Loans of the Accepting Lenders and/or fees payable with respect to the applicable Loans and/or Commitments of the Accepting Lenders and/or the payment of additional fees to the Accepting Lenders, (iv) a change in such additional terms and conditions of this Agreement solely applicable to the Accepting Lenders following the Latest Maturity Date in effect immediately prior to the effectiveness of the applicable Loan Modification Agreement and (v) such other amendments as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the foregoing (including, without limitation, such amendments as may be necessary to provide for the repayment of Loans or the termination of Commitments of non-Accepting Lenders on the maturity date with respect thereto).

SECTION 2.17. Replacement Revolving Credit Facility. This Agreement may be amended with the written consent of the Administrative Agent, the Swing Line Lender, each L/C Issuer, the Borrower and the Lenders providing the Replacement Revolving Credit Commitments (as defined below) to permit the refinancing of all outstanding Revolving Credit Commitments (the “Refinanced Revolving Credit Commitments”) with replacement revolving credit commitments (the “Replacement Revolving Credit Commitments”) hereunder; provided that (a) the aggregate principal amount of such Replacement Revolving Credit Commitments shall not exceed the aggregate principal amount of such Refinanced Revolving Credit Commitments, (b) the Applicable Rate with respect to such Replacement Revolving Credit Commitments (or similar interest rate spread applicable to such Replacement Revolving Credit Commitments) shall be as agreed by the Borrower and the Lenders providing such Replacement Revolving Commitments, (c) such Replacement Revolving Credit Commitments shall rank pari passu in right of payment and of security with the other Loans and Commitments hereunder, and (d) all other terms applicable to such Replacement Revolving Credit Commitments shall be substantially identical to, or less favorable to the Lenders providing such Replacement Revolving Credit Commitments than those applicable to such Refinanced Revolving Credit Commitments, except to the extent necessary to provide for covenants and other terms applicable to any period after the Latest Maturity Date in effect immediately prior to such refinancing (other than that applicable to such Refinanced Revolving Credit Commitments).”

(h) Paragraph (a) of Section 3.01 is hereby amended by restating the first sentence thereof in its entirety as follows:

“Except as provided in this Section 3.01, any and all payments by the Borrower (the term Borrower under Article 3 being deemed to include any Subsidiary for whose account a Letter of Credit is issued) or any Guarantor to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto, excluding, in the case of each Agent and each Lender, (x) taxes imposed on or measured by its net income (including branch profits), and franchise (and similar) taxes imposed on it in lieu of net income taxes, by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized or maintains a Lending Office, (y) taxes attributable to such Agent’s or Lender’s failure or inability to comply with the requirements of FATCA to establish an exemption from withholding thereunder, and (z) all liabilities (including additions to tax, penalties and interest) with respect to the taxes referred to in clauses (x) and (y) (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”).”

(i) Section 3.01 is hereby amended by inserting the following paragraph (h) at the end thereof:

“(h) FATCA. If a payment made to any Lender or Agent under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Lender shall deliver to the Administrative Agent and the Borrower, at the time or times prescribed by law and at such other time or times reasonably requested by the Administrative Agent or the Borrower, the documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and the additional documentation reasonably requested by the Administrative Agent or the Borrower as may be necessary for the Administrative Agent or the Borrower to comply with its obligations under FATCA, to determine that the Lender has or has not complied with the Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from the payment. Solely for purposes of this Section 3.01(h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.”

(j) Paragraph (c) of Section 7.03 of the Credit Agreement is hereby amended by inserting the words “(or any Permitted Refinancing of any of the foregoing)” immediately after the words “Junior Financing” therein.

(k) Paragraph (j) of Section 7.06 is hereby amended by (i) inserting the words “and, in each case, not previously deducted in the calculation of the Available Amount” immediately following the words “in lieu of Restricted Payments permitted by this clause (j)” therein and (ii) replacing “$325,000,000” in clause (i) thereof with “from and after the Amendment No. 4 Effective Date, $200,000,000”.

(l) Paragraph (a) of Section 7.12 of the Credit Agreement is hereby amended by (i) inserting the words “and, in each case, not previously deducted in the calculation of the Available Amount” immediately following the words “loans and advances to Parent made pursuant to Section 7.02(n)” therein and (ii) replacing sub-clauses (A) through (D) of clause (iv) thereof in their entirety as follows:

“(A) from and after the Amendment No. 4 Effective Date, $200,000,000, (B) the amount of the Net Cash Proceeds of Permitted Equity Issuances that are Not Otherwise Applied, (C) the lesser of (x) $764,000,000 and (y) an amount equal to the Net Cash Proceeds of the Initial Public Offering and any subsequent Permitted Equity Issuances; provided that such amount shall be applied solely to prepay or otherwise redeem Indebtedness under the Senior Subordinated Notes, (D) the Available Amount that is Not Otherwise Applied and (E) Declined Proceeds.”

SECTION 3. Amendments to the Credit Agreement Regarding the Replacement Revolving Credit Facility. Effective as of the Revolving Credit Facility Amendment Effective Date (as defined below): (a) Section 1.01 of the Credit Agreement is hereby amended by amending the definition of “Alternative Currency” by inserting the words “; provided that solely with regard to Letters of Credit, Alternative Currency shall mean Dollars, Sterling, Euros or Swiss Francs” immediately before the period at the end thereof.

(b) Section 1.01 of the Credit Agreement is hereby further amended by amending the definition of “Alternative Currency Revolving Credit Commitment” by (i) replacing the words “Closing Date” therein with the words “Revolving Credit Facility Amendment Effective Date” and (ii) replacing the dollar amount “$200,000,000” therein with the dollar amount “$135,000,000”1.

(c) Section 1.01 of the Credit Agreement is hereby further amended by amending the definition of “Applicable Rate” by amending and restating paragraph (b) thereof in its entirety as follows:

“(b) with respect to Revolving Credit Loans, Letter of Credit fees and unused Revolving Credit Commitment fees, (i) until delivery of financial statements for the first full fiscal quarter commencing on or after the Revolving Credit Facility Amendment Effective Date pursuant to Section 6.01, (A) for Eurocurrency Rate Loans, 3.75%, (B) for Base Rate Loans, 2.75%, (C) for Letter

[1]	Such dollar amount is subject to reduction if the final size of the Replacement Revolving Credit Facility is less than $500,000,000.

of Credit fees, 3.75% less the fronting fee payable in respect of the applicable Letter of Credit and (D) for commitment fees, 0.50% and (ii) thereafter, the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):”.

Applicable Rate

Pricing Level	Total Leverage Ratio	Eurocurrency Rate for Revolving Credit Loans and Letter of Credit Fees	Base Rate for Revolving Credit Loans	Commitment Fee Rate
1	>4.0:1	3.75%	2.75%	0.50%
2	≤4.0:1 but >3.5:1	3.50%	2.50%	0.50%
3	≤3.5:1 but >3.0:1	3.25%	2.25%	0.375%
4	≤3.0:1	3.00%	2.00%	0.375%

; and”.

(d) Section 1.01 of the Credit Agreement is hereby further amended by amending the definition of “Base Rate” by (i) replacing the word “higher” therein with the word “highest”, (ii) replacing the word “and” immediately before clause (b) thereof with a comma and (iii) inserting the words “and (c) the Eurocurrency Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%” immediately before the period at the end of the first sentence thereof.

(e) Section 1.01 of the Credit Agreement is hereby further amended by amending the definition of “Dollar Letter of Credit Sublimit” by replacing the dollar amount “$50,000,000” therein with the dollar amount “$100,000,000”.

(f) Section 1.01 of the Credit Agreement is hereby further amended by amending the definition of “Dollar Revolving Credit Commitment” by (i) replacing the words “Closing Date” therein with the words “Revolving Credit Facility Amendment Effective Date” and (ii) replacing the dollar amount “$550,000,000” therein with the dollar amount “$365,000,000”.2

(g) Section 1.01 of the Credit Agreement is hereby further amended by amending the definition of “Maturity Date” by (i) replacing the date “December 1, 2012” in clause (a) thereof with the date “July 1, 2016” and (ii) restating the first proviso thereto in its entirety as follows:

[2]	Such dollar amount is subject to reduction if the final size of the Replacement Revolving Credit Facility is less than $500,000,000.

“provided, however, that the date specified in each of clauses (a) and (d) hereof will automatically become September 1, 2014 if (i) the Maturity Trigger has occurred and (ii) the aggregate principal amount of Senior Notes outstanding on such date exceeds $500,000,000;”.

(h) Section 2.03(g) of the Credit Agreement is hereby amended by inserting the following proviso immediately before the period at the end of the first sentence of clause (i) thereof:

“; provided that any such fees accrued with respect to any of the risk participations of a Defaulting Lender in Dollar Letters of Credit during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such fees shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no such fees shall accrue in respect of the risk participations of a Defaulting Lender in Dollar Letters of Credit so long as such Lender shall be a Defaulting Lender”.

(i) Section 2.03(g) of the Credit Agreement is hereby further amended by inserting the following proviso immediately before the period at the end of the first sentence of clause (ii) thereof:

“; provided that any such fees accrued with respect to any of the risk participations of a Defaulting Lender in Alternative Currency Letters of Credit during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such fees shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no such fees shall accrue in respect of the risk participations of a Defaulting Lender in Alternative Currency Letters of Credit so long as such Lender shall be a Defaulting Lender”.

SECTION 4. Amendment Fee. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender that executes and delivers a copy of this Amendment to the Administrative Agent (or its counsel) at or prior to 12:00 p.m., New York City time, on March 2, 2011, an amendment fee (the “Amendment Fees”) in an amount equal to 0.10% of the sum of (a) the aggregate principal amount of the Term Loans of such Lender as of such date and (b) the Revolving Credit Commitment (whether used or unused) of such Lender as of such date; provided that the Borrower shall have no liability for any such Amendment Fees if this Amendment does not become effective in accordance with Section 6 below. The Amendment Fees shall be payable in immediately available funds on, and subject to the occurrence of, the Amendment No. 4 Effective Date, shall not be subject to setoff or counterclaim, and shall be in addition to any other fees or amounts referred to in Section 6 below.

SECTION 5. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of Holdings, Foreign Holdings, the Borrower and Parent represents and warrants to each of the Lenders and the Administrative Agent that (a) this Amendment (i) has been duly authorized by all necessary corporate or other organizational and, if required, stockholder action of Holdings, Foreign Holdings, the Borrower and Parent, (ii) has been duly executed and delivered by Holdings, Foreign Holdings, the Borrower and Parent and (iii) constitutes a legal, valid and binding obligation of Holdings, Foreign Holdings, the Borrower and Parent enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and (b)(i) the representations and warranties set forth in Article V of the Credit Agreement and any other Loan Document are true and correct in all material respects on and as of the date hereof and immediately after giving effect to this Amendment, except (A) to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date and (B) that, for purposes of this paragraph, the representations and warranties contained in Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.01 thereof and (ii) immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 6. Effectiveness. (a) This Amendment (other than the amendments to the Credit Agreement set forth in Section 3 hereof, which shall become effective as set forth in paragraph (b) below) shall become effective as of the first date (the “Amendment No. 4 Effective Date”) on which each of the following conditions shall have been satisfied:

(i) the Administrative Agent (or its counsel) shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) Holdings, (ii) Foreign Holdings, (iii) the Borrower, (iv) Parent and (v) the Required Lenders;

(ii) the representations and warranties of Holdings, Foreign Holdings, the Borrower and Parent set forth in Section 5 hereof shall be true and correct as of the Amendment No. 4 Effective Date;

(iii) the Administrative Agent and the arrangers of this Amendment, as applicable, shall have received payment of the Amendment Fees and, to the extent invoiced, all other amounts due and payable on or prior to the Amendment No. 4 Effective Date, including reimbursement or payment of all reasonable and documented out-of-pocket costs and expenses required to be reimbursed or paid by the Borrower in connection with this Amendment; and

(iv) the Initial Public Offering shall have been consummated.

(b) the amendments to the Credit Agreement set forth in Section 3 hereof shall become effective as of the date (the “Revolving Credit Facility Amendment Effective Date”) on which the Replacement Revolving Credit Facility Effectiveness Agreement

shall have been executed and delivered by each of the Loan Parties, the Replacement Revolving Credit Lenders (as defined in the Replacement Revolving Credit Facility Effectiveness Agreement) and the Administrative Agent and shall have become effective in accordance with its terms.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment No. 4 Effective Date and the Revolving Credit Facility Amendment Effective Date and such notice shall be conclusive and binding.

SECTION 7. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent and the arrangers of this Amendment for their reasonable and documented out-of-pocket costs and expenses in connection with this Amendment, including the reasonable and documented fees, expenses and disbursements of Cravath, Swaine & Moore LLP.

SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopy or other electronic image scan transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. The Agents may also require that any such documents and signatures delivered by telecopy or other electronic image scan transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopy or other electronic image scan transmission.

SECTION 9. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 10. Jurisdiction. ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, FOREIGN HOLDINGS, HOLDINGS, PARENT, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, FOREIGN HOLDINGS, HOLDINGS, PARENT, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR

PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT OR OTHER DOCUMENT RELATED THERETO.

SECTION 11. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 12. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent, the Incremental Collateral Agent or the Borrower under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

FREESCALE SEMICONDUCTOR, INC., as Borrower,

By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Treasurer

FREESCALE SEMICONDUCTOR HOLDINGS V, INC., as Holdings,

By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Treasurer

FREESCALE SEMICONDUCTOR HOLDINGS IV, LTD., as Foreign Holdings,

By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Treasurer

FREESCALE SEMICONDUCTOR HOLDINGS III, LTD., as Parent,

By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Treasurer

[Signature Page to Amendment No. 4]

CITIBANK, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer,

By:	/s/ Matthew S. Burke
	Name:	Matthew S. Burke
	Title:	Vice President

[Signature Page to Amendment No. 4]